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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  __________


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):  May 8, 2001


                      HEALTH CARE PROPERTY INVESTORS, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

Maryland                         1-8895                   33-0091377
--------                         ------                   ----------
(State or Other          (Commission File Number)      (I.R.S. Employer
Jurisdiction of                                        Identification No.)
Incorporation)


       4675 MacArthur Court, 9th Floor, Newport Beach, California  92660
       -----------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


                                (949) 221-0600
                                --------------
             (Registrant's telephone number, including area code)
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Item 5.  Other Events.
         ------------

COMMON STOCK OFFERING


     On June 18, 1998, Health Care Property Investors, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-57163) (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to $600,000,000 aggregate offering price of common stock, par value $1.00 per share, preferred stock, par value $1.00 per share, and/or unsecured debt securities of the Company, which Registration Statement was declared effective on June 30, 1998.

     On May 8, 2001, the Company entered into a purchase agreement (the "Purchase Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Legg Mason Wood Walker, Incorporated and Banc of America Securities LLC as underwriters, pursuant to which the Company agreed to issue and sell up to 4,025,000 shares of common stock, par value $1.00 per share, of the Company (the "Common Stock").

     Each of the Purchase Agreement and an opinion with respect to the legality of the Common Stock is attached hereto as an Exhibit.
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Item 7.   Financial Statements and Exhibits.
          ---------------------------------


       (c) Exhibits.


           1.1 Purchase Agreement, dated May 8, 2001, between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the several Underwriters.

           5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding legality of the Common Stock.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


Dated:  May 21, 2001


                                   HEALTH CARE PROPERTY INVESTORS, INC.



                                   By:   /s/ Edward J. Henning
                                      ------------------------------
                                        Name:  Edward J. Henning
                                        Title: Senior Vice President,
                                               General Counsel and
                                               Corporate Secretary
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                                 EXHIBIT INDEX


1.1 Purchase Agreement, dated May 8, 2001, between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the several Underwriters.

5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding legality of the Common Stock.